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                                                                 EXHIBIT 3.10(a)


                            CERTIFICATE OF FORMATION
                                       OF
                         GLOBAL INNOVATION ADVISOR, LLC

     This Certificate of Formation of Global Innovation Advisor, LLC (the "LLC"), dated as of February 16, 2001, is being duly executed and filed by Jeane Richard, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. (S) 18-101, et seq.).

     FIRST. The name of the limited liability company formed hereby is:

                         Global Innovation Advisor, LLC

     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801-1120.

     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is the Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801-1120.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                      /s/ Jeane Richard
                                      -----------------------------------
                                      Jeane Richard, Authorized Person